UMPQUA HOLDINGS CORPORATION Raymond James 2014 U.S. Bank Conference September 3, 2014

Forward-looking Statements 2 This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements include statements that expressly or implicitly predict future results, performance or event. Statements other than statements of historical fact are forward-looking statements, which can be identified by use of words such as “anticipates,” “expects,” “believes,” “estimates,” and “intends,” and words or phrases of similar meaning. In this presentation we make forward-looking statements about capital management and capital ratios; the financial impact of the merger with Sterling Financial Corporation; and the Sterling merger integration including post-merger store consolidations, facilities consolidations and systems conversions;. Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation: our inability to achieve the synergies and earnings accretion contemplated by the Sterling merger; our inability to promptly and effectively integrate the businesses of Sterling and Umpqua; the diversion of management time on issues related to merger integration; changes in laws or regulations; and changes in general economic conditions.

Umpqua – The World’s Greatest Bank  Headquarters:  Ticker:  Assets:  Loans (gross):  Deposits:  Market Cap:  Footprint: Portland, OR UMPQ (NASDAQ) $22.0bn $15.1bn $16.3bn $3.8bn Oregon, Washington, California, Nevada, Idaho 3 Umpqua Holdings Corporation(1) > (1) As of June 30, 2014, except for market cap which is as of August 28, 2014.

Larger Geographic Footprint Uniquely Positioned 4  West Coast’s largest community bank  Ranked 4th in Oregon, with 10.22% deposit share  Ranked 7th in Washington, with 3.81% deposit share  Positioned for future growth in California, specifically Bay Area through central coast to Southern California  Top 5 deposit share in half of the MSAs we operate in 4.40% 3.50% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% Weighted average: UMPQ markets Aggregate: US Projected Population Change 2014-2019 > Source: SNL Financial. > FDIC deposit market share data as of June 30, 2013.

What Makes Umpqua a Different Kind of Bank 5 “Community Bank at Any Size” Personal service and community engagement Sophisticated products and expertise  One of country’s most creative and innovative community banks  Pioneered retail model with bank “store” versus branch  Unique and iconic culture  Store concept creates distinct customer experience  Stores serve as local community hub  Higher relative net interest margin  Strong organic growth

Net Interest Margin Outperforming Peers > Umpqua’s net interest margin has historically performed well versus peers 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% Net Interest Margin – UMPQ vs. Peers UMPQ Peer average 6 > Source: SNL Financial. > Peers include CATY, BOH, WAFD, SIVB, CYN, EWBC, and FRC.

 Delivered improved operating results  Operating earnings(1) of $53.9 million, or $0.27 per diluted share, up 29% sequentially  Adjusted net interest margin (1) increased to 4.85%, from 4.12% in the prior quarter  Efficiency ratio (operating basis) (1) improved to 60.33%, from 68.34% in the prior quarter  Return on average tangible common equity (operating basis) (1) improved to 12.76%  Continued strong organic growth in loans and deposits  Non-covered loans and leases grew organically (exclusive of loans acquired or divested) by $338.0 million, partially offset by $44.4 million in loan sales, for net growth of $293.6, or 8% annualized  Deposits grew organically (exclusive of deposits acquired or divested) by $188.5 million, or 5% annualized  Credit quality remained strong  Non-covered, non-performing assets to total assets decreased to 0.36%, from 0.53% for the prior quarter  Disciplined capital management  Tangible common equity ratio (1) of 9.34%, up from 8.67% in the prior quarter  Declared a dividend of $0.15 per common share 7 $0.24 $0.24 $0.25 $0.21 $0.27 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Operating Earnings Per Diluted Share (1) > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. Recap of Q2 2014 Financial Highlights

Sterling Acquisition Integration on Track 8 > Organizational charts finalized on date of acquisition > All signage / branding completed > Corporate policies consolidated > Required divestitures completed in June 2014 > Consolidation of 27 stores in process, through Q4 2014 > System conversions scheduled: • Smaller ones underway • Culminate with core system conversion, planned for Q1 2015 > Remaining facilities consolidation planned for mid 2015 > Re-design of consumer / small business products completed

Sterling Acquisition – Operating Accretion 9 Operating Earnings Per Share Bridge (1) > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. Q2 2014 $0.27 Credit-related discount in interest income Provision for loan losses related to Sterling Purchase accounting adjustments Pro-forma $0.22 $0.05 Operating accretion: 32% 7% > Sterling acquisition was 32% accretive to 2Q 2014 operating earnings per share > Included $0.05 per share in credit discount accretion and related provision for loan loss > Excluding these, Sterling acquisition was 7% accretive to 2Q 2014 operating earnings per share

Sterling Acquisition – Tangible Book Value Dilution 10 > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. Tangible Book Value (TBV) Dilution Bridge (1) $8.69 $8.71 Q2 2014 TBV per share Pro Forma Q2 2014 TBV per share – legacy Umpqua 0.2% TBV dilution from Sterling deal $8.54 Q1 2014 TBV per share > TBV per share increased to $8.69 for Q2 2014 > Excluding Sterling, TBV per share would have been $8.71 per share > This represents a TBV per share dilution of 0.2%, lower than 4.6% projected when deal announced > Pro forma TBV earnback period only one quarter

Acquisitions Driving Growth in Net Interest Income 11 > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. > Adjusted net interest income (1) has increased significantly over past year > Driven by acquisitions of FinPac and Sterling, along with continued organic growth $90.8 $106.3 $106.9 $104.8 $207.0 3.57% 4.16% 4.12% 4.12% 4.85% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Adjusted net interest income Adjusted net interest margin 4.28% Adjusted net interest margin (1), excluding interest income related to credit discount from Sterling deal (in millions) (1) (1)

Strong Organic Loan Growth 12 Non-covered Loans and Leases (Gross) > (1) Q2 2014 excludes $7.1 billion of loans acquired or divested as a result of Sterling acquisition. $3.5 $3.9 $5.4 $6.1 $6.1 $6.0 $5.7 $5.9 $6.7 $7.4 $14.8 23% 18% 17% 2% 1% 7% 9% 3% 13% 5% 2% Non-owner occupied term CRE Owner occupied term CRE Multifamily Commercial construction Residential development Commercial term Commercial lines of credit & other Leases & equipment finance Mortgage Home equity lines & loans Consumer & other As of June 30, 2014 Q2 2014 organic (1) annualized growth rate of 8% (in billions) > Non-covered loans and leases grew organically (1) by $293.6 million over prior quarter • Included $44.4 million in other sales, for gross quarterly growth of $338.0 million > Q2 2014 loan pipeline at $2.7 billion, 75% C&I

Strong Organic Deposit Growth 13 Total Deposits > (1) Q2 2014 excludes $6.9 billion of deposits acquired or divested as a result of Sterling acquisition. > Total deposits grew organically (1) by $188.5 million over prior quarter > Cost of interest bearing deposits decreased to 0.22% for Q2 2014 26% 11% 37% 6% 20% Demand, non-interest bearing Demand, interest bearing Money market Savings Time $3.8 $4.3 $5.8 $6.6 $6.6 $7.4 $9.4 $9.2 $9.4 $9.1 $16.3 Q2 2014 organic (1) annualized growth rate of 5% As of June 30, 2014 (in billions)

Disciplined Expense Management 14 > Remain focused on disciplined expense management > Opportunity for further improvement upon full realization of acquisition synergies > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. 67.0% 67.4% 67.7% 68.3% 60.3% 56.0% 58.0% 60.0% 62.0% 64.0% 66.0% 68.0% 70.0% Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Efficiency Ratio - Operating Basis (1) 66.6% Excluding accretion from Sterling credit discount

Stable Credit Quality 15 > All of Umpqua’s key credit quality ratios remain strong 1.37% 1.36% 1.28% 1.27% 1.26% 1.17% 1.16% 1.17% 0.66% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Allowance for non-covered loan losses to non-covered loans and leases 1.01% 0.86% 0.75% 0.69% 0.60% 0.54% 0.49% 0.53% 0.36% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Non-covered, non-performing assets to total assets 0.64% 0.38% 0.26% 0.47% 0.11% 0.23% 0.18% 0.22% 0.12% 0.00% 0.50% 1.00% 1.50% 2.00% Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Net charge-offs to average non-covered loans and leases (annualized) Ratio after grossing up for value of Sterling-related credit mark remaining at quarter end 2.2%

Provision for Loan Losses Trend 16 > Provision for non-covered loan losses increased to $15.4 million for Q2 2014 • $7.7 million was related to Sterling and $5.5 million was related to FinPac $1.8 $3.0 $4.9 $5.5 $7.7 $3.0 $1.2 $0.8 $0.5 $2.2 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Provision for non-covered loan losses FinPac Sterling Legacy Umpqua (in millions) $3.0 $3.0 $3.8 $5.4 $15.4

Prudent Capital Management

- Regulatory capital ratios remained in excess of well-capitalized and internal policy limits
- Current quarterly dividend of $0.15 per share, ~3.5% dividend yield



Q2 2014 Capital Ratios (1)
9.34%
12.2%
10.7%
13.5%
14.2%
Tangible Common Equity/Tangible Assets
Tier 1 Leverage
Tier 1 Common Risk Based
Tier 1 Risk Based
Total Risk Based
Common
TRUP
LLR

(1) Capital ratios are consolidated for Umpqua Holdings Corporation.

Note: LLR = loan loss reserve, TRUP = trust preferred capital, Common = tangible common equity.

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 Unique business model and innovative strategy create strong franchise value  Demonstrated ability to profitably grow company  Sterling acquisition strategically compelling and on track  Larger geographic footprint well-positioned for growth  Net interest margin outperforming peers  Strong organic loan and deposit growth  Stable credit quality  Disciplined expense management  Prudent capital management Why Invest in Umpqua? 18

Questions?

Appendix

Non-GAAP Reconciliation – Operating Earnings 21 Quarter Ended: (Dollars in thousands, except per share data) Jun 30, 2014 Mar 31, 2014 Dec 31, 2013 Sep 30, 2013 Jun 30, 2013 Net earnings available to common shareholders $ 17,138 $ 18,651 $ 25,058 $ 23,281 $ 26,056 Adjustments: Net loss on junior subordinated debentures carried at fair value, net of tax (1) 821 325 332 332 328 Merger related expenses, net of tax (1) 35,926 5,073 2,502 2,914 486 Operating earnings $ 53,885 $ 24,049 $ 27,892 $ 26,527 $ 26,870 Earnings per diluted share: Earnings available to common shareholders $ 0.09 $ 0.17 $ 0.22 $ 0.21 $ 0.23 Operating earnings $ 0.27 $ 0.21 $ 0.25 $ 0.24 $ 0.24 Six Months Ended: Jun 30, 2014 Jun 30, 2013 Net earnings available to common shareholders $ 35,789 $ 49,234 Adjustments: Net loss on junior subordinated debentures carried at fair value, net of tax (1) 1,147 653 Merger related expenses, net of tax (1) 40,999 1,405 Operating earnings $ 77,935 $ 51,292 Earnings per diluted share: Earnings available to common shareholders $ 0.23 $ 0.44 Operating earnings $ 0.50 $ 0.46 (1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.

Non-GAAP Reconciliation – Adjusted Net Interest Income

(Dollars in thousands)	Quarter Ended: Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
Net interest income	$ 212,259	$ 107,838	$ 110,074	$ 106,809	$ 93,893
Tax equivalent adjustment (1)	1,394	1,092	1,119	1,137	1,153
Net interest income (1)	213,653	108,930	111,193	107,946	95,046
Adjustments:					
Interest and fee reversals (recoveries) on non-accrual loans	450	122	(399)	203	33
Covered loan disposal gains	(7,128)	(4,259)	(3,908)	(1,836)	(4,237)
Adjusted net interest income (1)	$ 206,975	$ 104,793	$ 106,886	$ 106,313	$ 90,842
Average interest earning assets	$ 17,116,070	$ 10,310,116	$ 10,292,996	$ 10,136,677	$ 10,218,611
Net interest margin – consolidated (1)	5.01 %	4.28 %	4.29 %	4.22 %	3.73 %
Adjusted net interest margin – consolidated (1)	4.85 %	4.12 %	4.12 %	4.16 %	3.57 %

	Six Months Ended: Jun 30, 2014	Jun 30, 2013
Net interest income	$ 320,097	$ 188,082
Tax equivalent adjustment (1)	2,486	2,323
Net interest income (1)	322,583	190,405
Adjustments:		
Interest and fee reversals on non-accrual loans	572	1,118
Covered loan disposal gains	(11,387)	(7,391)
Adjusted net interest income (1)	$ 311,768	$ 184,132
Average interest earning assets	$ 13,731,892	$ 10,234,539
Net interest margin – consolidated (1)	4.74 %	3.75 %
Adjusted net interest margin – consolidated (1)	4.58 %	3.63 %

(1) Tax equivalent basis. Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

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UMPQUA B·A·N·K

Non-GAAP Reconciliation – Tangible Book Value 23 (Dollars in thousands, except per share data) Jun 30, 2014 Mar 31, 2014 Dec 31, 2013 Sep 30, 2013 Jun 30, 2013 Total shareholders' equity $ 3,729,060 $ 1,734,476 $ 1,727,426 $ 1,725,995 $ 1,715,352 Subtract: Goodwill and other intangible assets, net 1,842,670 775,488 776,683 778,094 682,971 Tangible common shareholders' equity $ 1,886,390 $ 958,988 $ 950,743 $ 947,901 $ 1,032,381 Total assets $ 22,042,229 $ 11,838,726 $ 11,636,112 $ 11,569,297 $ 11,392,208 Subtract: Goodwill and other intangible assets, net 1,842,670 775,488 776,683 778,094 682,971 Tangible assets $ 20,199,559 $ 11,063,238 $ 10,859,429 $ 10,791,203 $ 10,709,237 Common shares outstanding at period end 217,190,721 112,319,525 111,973,203 111,928,762 111,898,620 Tangible common equity ratio 9.34% 8.67% 8.75% 8.78% 9.64 % Tangible book value per common share $ 8.69 $ 8.54 $ 8.49 $ 8.47 $ 9.23